                                                                     Exhibit 4.4

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY
NOT BE SOLD,  TRANSFERRED,  ASSIGNED,  PLEDGED OR HYPOTHECATED  UNLESS AND UNTIL
REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE
CORPORATION  HAS  RECEIVED AN OPINION OF COUNSEL OR OTHER  EVIDENCE,  REASONABLY
SATISFACTORY TO THE CORPORATION AND ITS COUNSEL,  THAT SUCH  REGISTRATION IS NOT
REQUIRED.

                               CEPTOR CORPORATION

                           CONVERTIBLE PROMISSORY NOTE

                                (non-negotiable)

                                                           Hunt Valley, Maryland
$250,000.00                                                     December 9, 2005

     FOR  VALUE  RECEIVED  Ceptor  Corporation,   a  Delaware  corporation  (the
"COMPANY"), promises to pay to HARBOR TRUST (the "HOLDER"), at the office of the
Holder,  the  principal  amount  of  two  hundred  fifty  thousand  dollars  and
(00)/100ths  ($250,00.00),  or such lesser amount as shall equal the outstanding principal  amount  hereof,  together with simple  interest from the date of this
Note on the unpaid  principal  balance at a rate equal to six (6%)  percent  per annum,  computed on the basis of the actual number of days elapsed and a year of
365 days.  All  unpaid  principal,  together  with any then  accrued  but unpaid interest and any other amounts  payable  hereunder,  shall be due and payable on
December 9, 2006 (the "Maturity Date").

     The  following  is a statement of the rights of the Holder of this Note and the  conditions to which this Note is subject,  and to which the Holder,  by the acceptance of this Note, agrees:

     1.   Certain Definitions.

               (a)  "CONVERSION  SECURITIES"  means the shares of common  stock, par value  $0.0001 per share (the "Common  Stock"),  of the  Company,  with such rights, preferences,  privileges and restrictions,  contractual or otherwise, as shall  be set  forth in the  Certificate  of  Incorporation  and  bylaws  of the
Company.

               (b)  "CONVERSION PRICE" means $1.00 per share.

               (c)  "DEFAULT" means:

                    i)        the  Company  shall  default  in  the  payment  of
               interest  and/or  principal on this Note (subject to the right of the Holder to convert all of the  presently  due and  outstanding principal  and/or  interest owing under this Note into Conversion
               Securities  upon which this Note shall not be deemed in  Default)
               and such default shall  continue for ten (10) business days after the due date thereof; or

                    ii)       any of the  representations  or warranties made by
               the Company  herein or in any  certificate  or financial or other statements  heretofore or hereafter  furnished by or on behalf of the  Company  to  Holder in  connection  with the  execution  and delivery of this Note or such other  documents  shall be false or misleading in any material respect at the time made; or

                    iii)      the Company  shall fail to  materially  perform or
               observe any covenant or agreement in the Note Purchase Agreement, or any other covenant, term, provision,  condition,  agreement or obligation  of the Company under this Note and such failure shall continue  uncured  for a period of ten (10)  business  days after notice from the Holder of such failure; or

                    iv)       the Company shall (1) become insolvent;  (2) admit
               in  writing  its  inability  to pay its debts  generally  as they mature;  (3) make an  assignment  for the benefit of creditors or commence  proceedings  for its  dissolution;  or (4) apply for or consent to the  appointment of a trustee,  liquidator or receiver for it or for a substantial part of its property or business; or

                    v)        a  trustee,   liquidator  or  receiver   shall  be
               appointed  for  the  Company  or for a  substantial  part  of its property  or  business  without  its  consent  and  shall  not be discharged within thirty (30) days after such appointment; or

                    vi)       any governmental  agency or any court of competent
               jurisdiction at the insistence of any  governmental  agency shall assume custody or control of the whole or any substantial portion of the  properties  or  assets  of the  Company  and shall not be dismissed within thirty (30) days thereafter; or

                    vii)      the Company  shall sell or otherwise  transfer all
               or substantially all of its assets; or

                    viii)     bankruptcy,    reorganization,    insolvency    or
               liquidation proceedings or other proceedings, or relief under any bankruptcy  law or any law  for  the  relief  of  debt  shall  be instituted by or against the Company and, if  instituted  against the Company shall not be dismissed  within thirty (30) days after such  institution,  or the Company  shall by any action or answer approve of,  consent to, or acquiesce in any such  proceedings or admit to any material  allegations  of, or default in answering a petition filed in any such proceeding; or

                    ix)       the  Company  shall  be in  default  of any of its
               indebtedness,  including  but not  limited to its senior  lending facility,  and the holders  thereof shall have  accelerated  such indebtedness; or

                    x)        the Company shall be in material default of any of
               its  indebtedness  that  gives the  holder  thereof  the right to accelerate such indebtedness.

                                       -2-

     2.   CONVERSION AT THE OPTION OF THE HOLDER.  The Holder of this Note shall have the following conversion rights:

          (a)  HOLDER'S  RIGHT TO CONVERT.  This Note shall be  convertible,  in whole or in part, at any time on or after the date hereof, following delivery of notice to the  Company  (at the  address and in the manner set forth in the Note
Purchase  Agreement  pursuant to which this Note is attached) of the election of the Holder hereof, to convert the outstanding  principal  amount,  plus interest into fully  paid,  validly  issued and  nonassessable  shares of the  Conversion
Securities.  If this Note is converted in part,  the  remaining  portion of this
Note not so converted  shall remain  entitled to the conversion  rights provided herein.

          (b)  CONVERSION  PRICE FOR HOLDER  CONVERTED  SHARES.  The Outstanding
Principal  Amount of this Note and interest  that is converted  into  Conversion
Securities at the option of the Holder shall be  convertible  at the  Conversion
Price.

          (c)  MECHANICS OF CONVERSION.  In order to convert this Note (in whole or in part) into full Conversion  Securities,  the Holder (i) shall give written notice in the form of EXHIBIT A hereto (the "Conversion Notice") by facsimile to the  Company at such  office  that the Holder  elects to convert  the  principal amount  (plus  accrued  but unpaid  interest  and  default  payments)  specified therein,  which such notice and election shall be revocable by the Holder at any time prior to its receipt of the Conversion Securities upon conversion, and (ii)
as soon as  practicable  after such  notice,  shall  surrender  this Note,  duly endorsed,  by either overnight courier or 2-day courier, to the principal office of the Company;  PROVIDED,  HOWEVER,  that the Company shall not be obligated to issue certificates  evidencing the shares of the Conversion  Securities issuable upon such conversion  unless either the Note evidencing the principal  amount is delivered to the Company as provided  above,  or the Holder notifies the Company that such Note(s) have been lost,  stolen or destroyed and promptly  executes an agreement  reasonably  satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such lost, stolen or destroyed Notes.
If a Holder is converting  less than the maximum number of shares it may convert under its Note, the Company shall,  upon notice received from Holder and Company of such facts with  documentary  copies of all  notices,  Conversion  Securities issued,  and  cancelled  notes,  shall  reissue  the Note  with the  appropriate remaining  principal amount as soon as practicable  after the Company shall have received  the  Holder's  surrendered  Note and  copies of all  documents  to its satisfaction.

     The Company shall issue and deliver within one business day of the delivery to the  Company  of such  Conversion  Notice,  to such  Holder of Note(s) at the address of the Holder, or to its designee, a certificate or certificates for the number of shares of Conversion  Securities to which the Holder shall be entitled as aforesaid, together with a calculation of the Conversion Price and a Note for the  principal  amount  not  submitted  for  conversion.  The date on which  the
Conversion Notice is given (the "Holder  Conversion Date") shall be deemed to be the date the Company received by facsimile the Conversion Notice, and the person or persons  entitled to receive the  Conversion  Securities  issuable  upon such conversion  shall be treated for all purposes as the record holder or holders of such shares of Conversion Securities on such date.

     In lieu of delivering  physical  certificates  representing  the Conversion
Securities  issuable upon conversion of Notes,  provided the Company's  transfer agent is  participating  in the Depository  Trust Company ("DTC") Fast Automated
Securities  Transfer ("FAST") program,  upon request of the Holder,  the Company shall  use its  best  efforts  to cause  its  transfer  agent to  electronically transmit the Conversion  Securities  issuable upon conversion or exercise to the

                                      -3-

Holder,  by crediting the account of Holder's  prime broker with DTC through its
Deposit  Withdrawal  Agent  Commission  ("DWAC")  system.  The time  periods for delivery described above shall apply to the electronic  transmittals through the
DWAC  system.  The  parties  agree to  coordinate  with DTC to  accomplish  this objective.  The conversions  shall be deemed to have been made immediately prior to the close of business on the Holder  Conversion  Date.  The person or persons entitled to receive the  Conversion  Securities  issuable  upon such  conversion shall be  treated  for all  purposes  as the  record  holder or  holders of such
Conversion Securities at the close of business on the Holder Conversion Date.

          (d)  LIMITATIONS ON RIGHT TO CONVERT.  In no event shall the Holder be permitted to convert this Note in excess of that amount upon the  Conversion  of which  the  number  of  Conversion  Securities  to be  issued  pursuant  to such
Conversion,  when added to the number of shares of Conversion  Securities issued pursuant to all prior Conversions of the Note, would exceed 19.99% of the number of shares of Company  Common Stock  outstanding  on the Closing Date (subject to equitable adjustment from time to time for the events described below) (the "CAP
Amount"),  except  that such  limitation  shall not apply in the event  that the
Company  obtains the  approval  of the holders of a majority of its  outstanding common stock ("STOCKHOLDER  APPROVAL") for the issuance of Conversion Securities in excess of the Cap Amount.

In the event that  Stockholder  Approval  shall be required  for the issuance of
Conversion  Shares in excess of the Cap Amount,  the Company may elect to prepay this Note in full after which the Company shall not have any further  obligation with respect thereto.  In the event the Company does not repay this Note in full within two (2)  business  days of receipt of a Conversion  Notice that  requires
Stockholder  Approval,  the Company  shall use its  reasonable  best  efforts to effect Stockholder  Approval of the Conversion within sixty (60) days of receipt of such Conversion  Notice.  The Company may at any time prior to the receipt of
Stockholder  Approval,  repay all of the  outstanding  principal and or interest under the Note or such amount as will then result in a Conversion  below the Cap
Amount,  instead of obtaining a required Stockholder Approval of the Conversion.
In the event the Stockholder Approval has not been obtained within the timeframe set forth and the Company has not repaid the Note,  the Note Holders  shall have the  option  at  any  time  to  force  the  Company's  repayment  of  all of the outstanding  principal  and/or interest under the Note at a sum equal to 100% of the outstanding principal and/or interest balance then due.

     In the event Holder has given a Conversion Notice, such put into Conversion
Securities,  or conversion  right,  shall be available to Holder for a period of thirty (30) days following the date of the  Conversion  Notice  following  which thirty  (30) day  period  no  further  conversion  of the Note  into  Conversion
Securities shall be permitted.

          (e)  FRACTIONAL SHARES; INTEREST; NONASSESSABLE; EFFECT OF CONVERSION.
Any fractional shares to be issued upon conversion of this Note shall be rounded to the nearest whole share. The Company  covenants that the shares of Conversion
Securities  issuable upon the conversion of this Note will,  upon  conversion of this Note, be validly  issued,  fully paid and  nonassessable  and free from all taxes,  liens and charges in respect of the issue  thereof.  Upon  conversion of this Note in full and the payment of the amounts  specified  in this  Section 2, the Company shall be forever released from all obligations and liabilities under this Note,  although the obligations under the Note Purchase  Agreement of which this Note is a part, shall survive.

                                      -4-

     3.   ADJUSTMENT OF CONVERSION PRICE

     If the  Company,  at any time while any  principal  or  accrued  but unpaid interest is  outstanding,  shall offer,  sell,  grant any option to purchase any
Common Stock or common stock equivalents  entitling any person to acquire shares of Common Stock,  at an effective  price per share less than the then Conversion
Price  (such  lower  price,  the  "Base  Conversion  Price"  and such  issuances collectively, a "Dilutive Issuance"), as adjusted hereunder, then the Conversion
Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made  whenever  such Common  Stock or common  stock  equivalents  are issued.
Notwithstanding  the  foregoing,  no  adjustment  will be made in  respect of an
Exempt  Issuance  (as defined  below).  The Company  shall  notify the Holder in writing,  indicating  therein the applicable  Conversion Price (such notice, the
"Dilutive Issuance Notice").

     For  purposes  hereof,  an Exempt  Issuance  shall mean the issuance of (a)
shares of  Common  Stock or  options  to  employees,  consultants,  officers  or directors of the Company, pursuant to any stock or option plan duly adopted by a majority of the  non-employee  members of the Company's  Board of Directors or a majority of the members of a committee of non-employee directors established for such  purpose;  (b)  shares  of  Common  Stock  issued  pursuant  to  securities exercisable or exchangeable  for or convertible  into shares of Common Stock, as applicable, issued and outstanding on the date of this Note without modification of the terms  thereof in effect on the date hereof;  and (c)  securities  issued pursuant to acquisitions or strategic  transactions,  provided any such issuance
(x) shall only be to a person that is,  itself or through its  subsidiaries,  an operating company in a business synergistic with the business of the Company and in which the Company  receives  benefits in addition to the investment of funds, but shall not include a transaction  in which the Company is issuing  securities primarily  for the  purpose of raising  capital  or to an entity  whose  primary business is investing in  securities,  (y) shall only be to a person that is not an  affiliate  of the  Company,  and (z) has been  approved by a majority of the independent directors of the Company.

     ROUNDING OF CALCULATIONS.  All  calculations  under this Section 3 shall be made to the nearest cent or to the nearest  1/100th of a share,  as the case may
be.

     4.   MISCELLANEOUS.

          (a)  LOSS,  THEFT,  DESTRUCTION OR MUTILATION OF NOTE. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft,  destruction or  mutilation  of this Note  and,  in the case of loss,  theft or  destruction, delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation,  on surrender and  cancellation of this Note,  the Company shall  execute and deliver,  in lieu of this Note, a new
Note executed in the same manner as this Note, in the same  principal  amount as the unpaid  principal  amount of this Note and dated the date to which  interest shall  have been paid on this Note or,  if no  interest  shall  have yet been so paid, dated the date of this Note.

          (b)  PAYMENT.  All  payments  under  this Note shall be made in lawful tender of the United States.

          (c)  WAIVERS. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

                                      -5-

          (d)  USURY. In the event that any interest paid on this Note is deemed to be in  excess of the then  legal  maximum  rate,  then  that  portion  of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this
Note.

          (e)  WAIVER AND AMENDMENT.  Any provision of this Note may be amended, waived or modified only by an instrument in writing  signed by the party against which enforcement of the same is sought.

          (f)  NOTICES. Any notice,  request or other communication  required or permitted  hereunder  shall  be  given in  accordance  with  the  Note  Purchase
Agreement.

          (g)  EXPENSES;  ATTORNEYS'  FEES.  If action is  instituted to collect this Note,  the  Company  promises  to pay all  reasonable  costs and  expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action.

          (h)  SUCCESSORS AND ASSIGNS.  This Note may be assigned or transferred by the Holder only with the prior  written  approval of the Company.  Subject to the preceding sentence, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors,  assigns,  heirs, administrators  and  transferees  of the parties.  The Company shall  maintain a registry, in accordance with U.S. Treasury Regulation Section 5f.103-1(c)(1) and
(2),  evidencing  its  obligation  to pay  principal  and interest to the Holder pursuant to this Note. Such registry shall represent the record of ownership and right to receive principal and interest pursuant to this Note. A transfer of the right to receive  principal and interest  under this Note shall be  transferable only through an appropriate entry in the registry.

          (i)  GOVERNING LAW. THIS NOTE SHALL BE GOVERNED IN ALL RESPECTS BY THE
LAWS OF THE STATE OF  DELAWARE AS SUCH LAWS ARE  APPLIED TO  AGREEMENTS  BETWEEN
DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE.

                                      -6-

     IN WITNESS WHEREOF,  the Company has caused this Note to be executed by its officers thereunto duly authorized.

                                           CEPTOR CORPORATION

                                           By: /s/ Donald Fallon
                                               ---------------------------------
                                               Name: Donald Fallon
                                               Title: Senior Vice President
ACKNOWLEDGED AND AGREED:

HARBOR TRUST

By: /s/ Margie Chassman
    ---------------------------------
    Name:  Margie Chassman
    Title: Trustee

                                      -7-

                                                                       EXHIBIT A

                              NOTICE OF CONVERSION

(To Be Executed by the Registered Holder in Order to Convert the Note)

     The Undersigned hereby irrevocably elects to convert  $_____________ of the
Six Percent (6%) Convertible  Promissory Note due November 28, 2006, into shares of CepTor  Corporation  according to the terms and  conditions set forth in such
Note, as of the date written  below.  If securities are to be issued to a person other  than  the  Undersigned,  the  Undersigned  agrees  to pay all  applicable transfer taxes with respect thereto.  Capitalized terms set forth in this Notice shall have the meanings set forth in the Note.

     The  Undersigned  represents and warrants that all transfers,  assignments, dividends, or distributions, and any and all offers and sales by the Undersigned of the Conversion  Securities shall be made pursuant to registration of the same under the Securities Act of 1933, or pursuant to an exemption from  registration under  the  Securities  Act of  1933.  The  Undersigned  acknowledges  that  the
Conversion  Securities shall if (and only if) required by law contain the legend contained on page 1 of the Note.

Conversion Date:* _____________________

Applicable Conversion Price: ________________________________

Holder (Print True Legal Name):

_____________________________________________________________

_____________________________________________________________

(Signature of Duly Authorized Representative of Holder)

Address of Holder: ________________________________________

____________________________________

____________________________________

* This original Notice of Conversion  must be received by CepTor  Corporation by the second business day following the Conversion Date.

                                      -8-